Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Express Scripts, Inc. of our report dated February 22, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Medco Health Solutions Inc.’s Annual Report on Form 10-K for the year ended December 25, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
     /s/ PricewaterhouseCoopers LLP
     Florham Park, NJ
     November 14, 2011